Exhibit 10.3

                                                                     Translation
                                                                     -----------



                       Guaranty Contract of Maximum Amount

                         No. (Shenzhen Longgang) Nongyin Gaobaozi (200502379999)

Creditor:  Shenzhen Longgang Branch, Agricultural Bank of China
Guarantor: Li Xiangqian

Whereas: Shenzhen BAK Battery Co., Ltd. (hereinafter referred to as "Obligor") and the Creditor have entered into a serial of Loan Agreements (hereinafter referred to as "Loan Agreements") within the period and under the maximum amount as stipulated in Clause I of this Contract. The Guarantor undertakes to provide guaranty for the indebtedness of the Obligor under the Loan Agreements. In accordance with relevant PRC laws and regulations and through friendly negotiation, the Parties agree to enter into this Contract:

I. Indebtedness to be secured and maximum amount

1. The Guarantor undertakes to provide guaranty for the indebtedness owed by the Obligor to the Creditor derived from the agreed operations from 20 May 2005 to 20 May 2006. The balance of the aforesaid indebtedness shall not exceed RMB Two Hundred Million yuan and indebtedness in foreign currency shall be calculated according to the selling price on the date of the operation. The mature date of the aforesaid indebtedness shall not exceed 20 November 2006. The abovementioned operations include: Loan in RMB/Foreign Currency; Issuance of L/C without or with reduced of deposit; exporter's packing loan; discount of bank/commercial draft; inward documentary bill; outward documentary bill; bank guarantee; acceptance of bank draft.


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2.   The  Obligor  is  entitled  to  apply  for  revolving  utilization  of  the abovementioned bank credit facilities within the period and under the maximum amount as stipulated in this Contract. The beginning date, mature date, interest rate and amount of each indebtedness shall be determined by the loan certificate or relevant credit certificate under the Loan Agreements.

3. The Parties do not need to enter into individual guaranty arrangement for each of the bank loan or bank facility granted by the Creditor within the period and under the maximum amount as stipulated in this Contract.

4. The operations may be carried out in any currency and the Guarantor's guaranty is for the indebtedness in the original currency.

II.   Scope of Guaranty

The guaranty under this Contract shall cover all of the loan principal, interest, penalty interest, breach of contract compensation and all the expenses such as litigation cost and lawyer's fee etc. which is incurred to the Creditor in realizing its creditor's right. The Guarantor shall also bear joint and several liability for the indebtedness of the Obligor which exceeds the agreed maximum amount due to fluctuation of exchange rate of foreign currency.

III. Method of Guaranty

The guaranty under this Contract is guaranty with joint and several liability. And in case that there are more than one guarantor under this Contract, each guarantor shall all bear joint and several liability for the indebtedness of the Obligor.

IV.  Guaranty Period

1. The guaranty period under this Contract shall be two years from the expiry date for the indebtedness of the Obligor under the Loan Agreements.


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2.   For  acceptance  of bank draft,  issuance  of L/C  without or with  reduced deposit and bank guarantee, the guaranty period shall be two years from the date that the Creditor bears the obligations of the Obligor.

3. For discount of commercial draft, the guaranty period shall be two years from the expiry date of the commercial draft.

4. In case that the Obligor and Creditor reach agreement to extend the term of the indebtedness of the Obligor, the Guarantor shall continue to bear the obligation of guaranty and the guaranty period shall two years from the expiry of the extended term of the indebtedness.

5. Upon occurrence of certain event as stipulated by law or the Loan Agreement, the Creditor may demand the indebtedness of the Obligor become mature before the expiry of the original term. And under such circumstance the guaranty period shall 2 years from the mature date of the indebtedness as demanded by the Creditor in accordance with law or the Loan Agreement.

V.   The Guarantor undertakes that:

1. he/she shall provide truthful, comprehensive and effective financial reports and other relevant materials and information to the Creditor;

2. he/she shall perform the obligation of guaranty voluntarily in case of default by the Obligor;

3. in case that the Guarantor fails to perform his/her obligation of guaranty in accordance with this Contract, the Creditor is entitled to transfer directly the relevant amount of deposit from any account of the Guarantor to the Creditor's account.


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4.   he/she  shall  notify  the  Creditor  in  writing  within  5 days  upon the occurrence of the following events:

     (1) The shareholder, senior management, articles of association or corporate governance structure of the Guarantor has been altered;
     (2) The Guarantor ceases its business operation or its business license has been withdrawn or cancelled;
     (3) The Guarantor's financial status deteriorates or its business operation encounters serious difficulty or it is involved in major litigation or arbitration;
     (4) The Guarantor changes its name, address, legal representative, contact information etc.
     (5) Any other events of the Guarantor that may make the Creditor unable to execute its creditor's right.

5. The Guarantor shall give 15-day prior written notification to the Creditor and obtain the Creditor's consent before it takes any of the following actions:

     (1) The Guarantor changes its capital structure or management system, which includes (without limitation) contractual management, lease, share structure transformation, joint venture, merger, acquisition, division, application for cease of business operation, application for dissolution, application for bankruptcy etc.
     (2) The Guarantor provide guaranty for any other third party or establish mortgage or pledge on its major assets for the benefit of any other third party which may affect its performance of obligation of guaranty under this Contract.

6. In case that the Obligor provides collateral to secure its indebtedness, the Guarantor undertakes that he/she shall perform the obligation of guaranty prior to the execution of the collateral.


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7.   In case that the Obligor and Guarantor breach their  obligations  under the
     Loan Agreement or this Contract, the Creditor is entitled to declare that the indebtedness of the Obligor all become mature and demand the Guarantor to perform his/her obligation of guaranty of joint and several liability in accordance with this Contract.

VI.  Breach of Contract

The Obligor and Guarantor shall perform their obligations in accordance with this Contract after it becomes effective. In case of breach of contract by any party, the breaching party shall bear the relevant liabilities and compensate the loss incurred to the other party by its breach of contract.

VII. Dispute Settlement

In case of any dispute deriving from the performance of this Contract, such dispute shall be settled by consultation between the parties or be submitted to the People's Court located in the address of the Creditor. During the course of litigation, the parties shall continue to perform this Contract except for the provisions at issue.

VIII. Miscellaneous

1. The Guarantor shall find out on his/her own initiative the business status of the Obligor and occurrence and performance of the operations under this Contract. The Loan Agreement, loan certificate or relevant credit certificate for the operations under this Contract will not sent to the Guarantor separately.

2. This Contract is to secure the indebtedness under the Comprehensive Credit Facility Agreement of Maximum Amount (reference no. Shenzhen Longgang Nongyin Shou Zi 200502370001) entered into by the Obligor and Creditor.


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IX.  Effectiveness

This Contract shall become effective once it is signed or stamped by both parties.

X. This Contract has four originals. The Guarantor shall retain one original and the Creditor shall retain three originals. Each original shall have the same legal effect.

XI. Attention

The Creditor has drawn the attention of the Guarantor to understand each clause of this Contract clearly and comprehensively and has explained the relevant clauses upon the request of the Guarantor. Both parties' construction of this Contract is the same.

Creditor (company chop): _________________________
Authorized Representative (signature): ___________

Guarantor (signature): ___________________________

Date of Execution: 20 May 2005
Venue of Execution: Longgang, Shenzhen